Exhibit 99.2

For Immediate Release

Investor Contact: MKR Group Inc. Todd Kehrli (323) 468-2300 meet@mkr-group.com

MeetMe Prices $10 Million Public Offering of Common Stock

NEW HOPE, Pa., July 23, 2014 – MeetMe, Inc. (NASDAQ: MEET), the public market leader for social discovery, today announced that is has priced an underwritten public offering of 5,000,000 shares of its common stock at an offering price of $2.00 per share, for gross proceeds of approximately $10,000,000. MeetMe has also granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock to cover over allotments, if any. The offering is expected to close on July 28, 2014, subject to satisfaction of customary closing conditions.

MeetMe intends to use the net proceeds from the proposed offering for general working capital purposes.

JMP Securities acted as the sole book-running manager and Northland Capital Markets and Janney Montgomery Scott LLC served as co-managers.

The offering is being made pursuant to an effective shelf registration statement (333-19035) previously filed with the Securities and Exchange Commission (SEC). A final prospectus supplement and accompanying base prospectus describing the terms of the offering will be filed with the SEC. Before investing in MeetMe, you should read the prospectus supplement and the accompanying prospectus, and other documents that MeetMe has filed or will file with the SEC, for information about MeetMe and this offering.

When available, copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, California 94111, Attention: Prospectus Department, (415) 835-8985. The final prospectus supplement and accompanying prospectus also will be available on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (MEET). MeetMe makes meeting new people fun through social games and apps, monetized by both advertising and virtual currency. With approximately 75 percent of traffic coming from mobile, MeetMe is fast becoming the social gathering place for the mobile generation. The company operates MeetMe.com and MeetMe apps on iPhone, iPad, and Android in multiple languages including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding whether the offering will close as anticipated and the proposed use of proceeds. All statements other than statements of historical facts contained herein, including statements regarding the continued growth in our core platform, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2013 and the Preliminary Prospectus Supplement (Rule 424(b)(2)) as filed on July 22, 2014.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.